Exhibit 99.1

Tenet Announces Private Offering of
Unsecured and Senior Secured Notes

DALLAS — September 6, 2013 — Tenet Healthcare Corporation (NYSE: THC) is offering to sell $2.8 billion aggregate principal amount of senior unsecured notes (the “Unsecured Notes”) and $1.8 billion aggregate principal amount of senior secured notes (the “Secured Notes” and together with the Unsecured Notes, the “notes”) through a private placement.  The Secured Notes will be guaranteed by and secured by a pledge of the capital stock and other ownership interests of certain of Tenet’s subsidiaries.  The proceeds from the offering will be used to finance in part Tenet’s pending acquisition of Vanguard Health Systems, Inc. (“Vanguard”), including the refinancing of certain of Vanguard’s existing indebtedness.

The notes being offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.  As a result, they may not be offered or sold in the United States or to any U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  Accordingly, the notes are being offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.  A confidential offering memorandum for the notes, dated today, will be made available to such eligible persons.  The offering is being conducted in accordance with the terms and subject to the conditions set forth in the offering memorandum.

This news release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Tenet

Tenet Healthcare Corporation, a leading health care services company, through its subsidiaries operates 49 hospitals, 132 outpatient centers and Conifer Health Solutions, a leader in business process solutions for health care providers serving more than 600 hospital and other clients nationwide. Tenet’s hospitals and related health care facilities are committed to providing high quality care to patients in the communities they serve. For more information, please visit www.tenethealth.com.

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Media: Steven Campanini (469) 893-2640	Investors: Thomas Rice (469) 893-2522
Steven.Campanini@tenethealth.com	Thomas.Rice@tenethealth.com

This document contains “forward-looking statements” — that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.”

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be  materially different than those expressed in our forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of our merger agreement with Vanguard Health Systems, Inc. (“Vanguard”); the failure to satisfy conditions to completion of the proposed merger, including receipt of regulatory approvals; changes in the business or operating prospects of Vanguard; and the other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2012, and in our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The information contained in this release is as of the date hereof. The Company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.